UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 18, 2009

Cetrone Energy Company
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11010 East Boundary Rd., Elk WA	99009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509- 435-2339
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2009, Cetrone Energy Company (the “Company”) accepted the resignation of Michael Cetrone as Corporate Secretary and subsequently appointed Armando Kiyoshi Narita to serve as its Corporate Secretary effective immediately. Mr. Narita is 55 years of age and within the past five years he has been involved with financial business management including his employment from 1989 to 2006 with Daicolor do Brasil Industria e Comércio Ltda, as Accountant and Financial Manager.  Currently he works part-time as accountant with Narita Design.

There is no family relationship between Mr. Narita and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Narita had or will have a direct or indirect material interest.  As a condition of his appointment, Mr. Narita will receive no annual base salary.   Mr. Narita currently does not own any equity of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cetrone Energy Company (Registrant)

Date: November 23, 2009
	By:	/s/ Michael Cetrone
Michael Cetrone
President Chief Executive Officer